UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2008, the Board of Directors of Valassis Communications, Inc. (the “Company”) approved an amendment to Section 8 of Article II of the Company’s Amended and Restated By-Laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections, the vote standard will continue to be a plurality of votes cast. This amendment to the Amended and Restated By-Laws shall not become effective until the day following the 2008 annual meeting of stockholders, which is currently scheduled to be held on April 24, 2008 (or such later date if the meeting is adjourned). In addition, in connection with the amendment to the Amended and Restated By-Laws, the Company has also made conforming changes to its Corporate Governance Guidelines. The foregoing description of the amendment to the Company’s Amended and Restated By-Laws is summary in nature, and is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Valassis Communications, Inc. Amended and Restated By-Laws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Robert L. Recchia
Date: March 5, 2008	Name:	Robert L. Recchia
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Valassis Communications, Inc. Amended and Restated By-Laws, as amended.